Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Senstar Technologies Corporation Stock Option Plan of our reports dated April 19, 2024, with respect to the consolidated financial statements of Senstar Technologies Corporation (as successor to Senstar Technologies Ltd.) included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/S/ KOST, FORER, GABBAY & KASIERER

KOST, FORER, GABBAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel
September 26, 2024